                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement ("Agreement") is made and entered into this the 14th day of December, 1996 to be effective as of the 1st day of January, 1997 (the "Effective Date") by and between HAM MARINE, INC., a Mississippi Corporation (the "Company"), and JAMES A. LOWE, III ("Employee").

     Whereas, the Company desires Employee to render legal services as an attorney licensed to practice in the state of Mississippi, aid in the negotiations of certain transactions arising in the course of the Company's business and render general legal advice to the Company, its subsidiaries and affiliates; and

     Whereas, Employee is willing to render services to the Company, its subsidiaries and affiliates, on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations set forth herein, the Company and Employee hereby agree as follows:

                                   ARTICLE I
                                   ---------
                                   EMPLOYMENT
                                   ----------
     1.1 TERM OF EMPLOYMENT. Employee's employment shall commence on the Effective Date and shall continue until terminated as herein provided (the "Term").

     1.2 DUTIES OF EMPLOYEE. As of the Effective Date, Employee shall be employed full time to render general, non-litigation, legal and tax planning services to the Company, its subsidiaries and affiliates, reporting directly to the Chairman of the Board of the Company; provided, however, that the Company shall not impose employment duties or constraints of any kind which would require

Employee to infringe upon or violate the ethics of the legal profession or violate any ordinance or law. Employee agrees to perform such duties as are normally performed by general legal counsel of enterprises similar to the Company. Employee hereby accepts such employment and undertakes to use his best efforts to discharge his duties and responsibilities. During the Term of this Agreement, Employee shall devote substantially his full time to the discharge of his duties and responsibilities under this Agreement, except for vacations in accordance with this Agreement and with the Company's vacation policy applicable to executive personnel. This provision shall not prevent Employee from (i) devoting a reasonable amount of time during normal business hours to his current duties as Chairman of the Taxation Section of the Mississippi Bar Association,
(ii) completing certain specific legal matters for which he has been previously engaged by other individual clients, and (iii) managing his other interests and business affairs (so long as such interests and affairs are not in substantial and direct competition with the Company or any of its subsidiaries or affiliates). Employee shall not be required to move his residence.

     1.3 COMPENSATION. During the Term, Employee shall be entitled to a salary of $120,000.00 per year payable in equal monthly installments of $10,000.00 plus any future increases and bonuses authorized by the Board of Directors of the Company.

     1.4 COMPENSATION - STOCK. On the Effective Date, and as additional compensation, the Company shall transfer to Employee, free and clear of liens and encumbrances, a number of shares of the Company's outstanding common capital stock equal to two percent (2%) of the outstanding common capital stock as of December 1, 1996. However, if, on the Effective Date, the Company has completed an anticipated recapitalization then the Company shall transfer to Employee, free and clear of liens and encumbrances, one and 67/100ths percent (1.67%) of the Company's total authorized shares of common capital stock. The shares of the Company's common capital stock transferred to Employee (the "Common Stock") shall be fully vested in Employee subject only to the provisions of a stock redemption agreement to be executed by the Company, J. L. Holloway (the "Majority Shareholder") and Employee on the Effective Date providing for a thirty (30) day right of first refusal in the Company, and then in the Majority Shareholder, to purchase Employee's Common Stock for fair market value, to be paid in full at closing, in the event of Employee's (i) desire to sell or hypothecate the Common Stock during his lifetime, (ii) death, (iii) total disability (as defined in the disability income insurance policies maintained by Employee pursuant to Section
1.8 of this Agreement) , (iv) retirement, or (v) voluntary or involuntary termination of employment with Company. At all times following the receipt of the Common Stock Employee shall enjoy all rights associated with the ownership of the Common Stock including, but not limited to, the right to vote and receive dividends thereon.

     1.5 COMPENSATION - TAX PAYMENTS. The parties acknowledge that the transfer to Employee of the Common Stock in accordance with the provisions of
Section 1.4 shall be deemed to be additional compensation to Employee for federal and state income tax purposes. Company agrees to pay as bonuses to Employee such amounts at such times as the certified public accountants normally providing services to the Company and Employee determine to be necessary to pay in a timely manner all taxes imposed upon Employee by federal, state and local statutes, regulations and rulings due to the receipt by Employee of such stock and the receipt by Employee of each of such bonuses. The provisions of this
Section 1.5 shall survive the termination of this Agreement for any reason.

     1.6 EXPENSE REIMBURSEMENTS. The Company shall reimburse Employee for business expenses reasonably incurred in connection with his employment in accordance with the Company's reimbursement practice for executive officers upon presentation of adequate documentation. Such business expenses shall include up to $2,500.00 per year for tuition, fees, travel, lodging and meals associated with continuing legal education seminars necessary to maintain Employee's license to practice law in the State of Mississippi and insurance premiums necessary to maintain up to $1,500,000.00 in professional errors and omissions insurance coverage for Employee.

     1.7  BENEFITS.

          (a) Employee shall be entitled to paid vacation and sick leave as determined in accordance with the Company's vacation and sick leave policies applicable to executive personnel as in effect from time to time; provided, however, that Employee shall be entitled to at least two (2) weeks paid vacation and two (2) weeks paid sick leave each year.

          (b) Employee shall be entitled to receive all employee benefits and to participate in any employee benefit plans or programs as are generally offered to or provided for executives of the Company from time to time, including without limitation, participation in the Section 401(k) Plan and the payment of full medical and dental insurance premiums for Employee and his dependents.

     1.8 DISABILITY OF EMPLOYEE. Employee has secured (or will secure, as soon as practicable after the date hereof) disability income insurance for the benefit of Employee such that, should Employee become totally or partially disabled, and, by reason of such disability is unable to perform the duties of his employment under this Agreement for a period of six (6) consecutive months, Employee will receive monthly disability income payments through such disability income insurance program commencing at the end of said six (6) month period and continuing until the termination or discontinuance of such disability or the period provided for in the insurance program, whichever is longer. In the event of Employee's disability, as defined in Employee's insurance policies, Employee's compensation provided for in Section 1.3 shall continue for a period of six (6) consecutive months following the date of Employee's disability.

     1.9 WORKING FACILITIES. The Company shall furnish Employee with such office, secretarial and technical facilities and assistance and legal and tax publications as are suitable for his position and adequate for the performance of his duties.

                                   ARTICLE II
                                   ----------
                             COVENANTS OF EMPLOYEE
                             ---------------------

     2.1 CONFIDENTIALITY. Employee recognizes the interest of the Company and its subsidiaries and affiliates in maintaining the confidential nature of their proprietary and other business and commercial information. In consideration thereof, during Employee's employment with the Company and following termination thereof for any reason, Employee shall not (except as authorized in writing by the Board of Directors of the Company) publish, disclose or use for his own benefit or for the benefit of a business or entity other than the Company or otherwise, any secret, confidential, proprietary or other information not in the public domain which was acquired by Employee during his employment relating to the Company's or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs, trade or industrial practices, trade secrets, technology, know-how or intellectual property. All records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its subsidiaries shall be and remain the sole property of the Company and such subsidiaries. Upon termination of Employee's employment hereunder, Employee shall not remove from the Company's premises or retain any of the materials described in this Section 2.1 except with the prior written consent of the Board of Directors of the Company, and all such materials in Employee's possession shall be returned promptly to the Company.

                                  ARTICLE III
                                  -----------
                           TERMINATION OF EMPLOYMENT
                           -------------------------

     3.1 TERMINATION BY COMPANY. Employee's employment may be terminated at will by the Company. Upon the termination of Employee's employment, for any reason, by the Company, Employee shall receive his base salary pro-rated to the date of termination, a termination payment equal to six (6) months base salary, payable in one (1) lump sum immediately upon termination, and any amounts remaining unpaid as provided in Section 1.5 Compensation - Tax Payments of this Agreement.

                                   ARTICLE IV
                                   ----------
                               GENERAL PROVISIONS
                               ------------------

     4.1 WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

     4.2 NOTICES. All notices or other documents required to be delivered under this Agreement shall be given in writing and shall be personally delivered, delivered by United States certified mail, return-receipt requested or by facsimile to the parties at the addresses listed below. Such notices shall be effective as of the time of delivery if personally delivered, as of the date of receipt as referenced by the official receipt of the Unites States Postal Service if delivered by certified mail, or as of the date and time of receipt as reflected by facsimile acknowledgment. The addresses of the parties are as follows:

          If to the Company:
          -----------------
          Ham Marine, Inc.
          3500 Port Authority Road
          Post Office Box 43
          Pascagoula, Mississippi 39567
          Telephone:  (601) 769-0275
          Facsimile:  (601) 769-1826


          If to Employee:
          ---------------

          James A. Lowe, III
          852 Briarfield Road
          Jackson, Mississippi 39211
          Telephone:  (601) 957-7914
          Facsimile:  None

     Other addresses may be substituted for the foregoing addresses upon the giving of written notice to the other parties in accordance with the provisions of this Section.

     4.3 GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Mississippi, without giving effect to the principles of conflict of laws of such State.

     4.4 VALIDITY. If any provisions of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

     4.5 ENTIRE AGREEMENT. This Agreement supersedes any other agreement, oral or written, between the parties with respect to the employment of Employee by the Company, and contains all of the agreements and understandings between the parties with respect to such employment. Any waiver or modification of any term of this Agreement shall be effective only if it is signed in writing by both parties.

     4.6  SUCCESSORS AND BINDING AGREEMENTS.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by sale, merger, consolidation, reorganization, stock purchase or otherwise.

          (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

          (c) The Company shall require any Successor to agree (by agreement in form and substance satisfactory to Employee) within thirty (30) days after becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

          (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

     4.7 CAPTIONS. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of the Agreement.

     4.8 MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee, the Company. No waiver by any party hereto at any time of any breach by any party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

     4.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

     4.10 INDEPENDENT ADVICE. At Employee's request, due to the nature of the relationship between the company and Employee, the Company has obtained the advice of independent legal counsel with respect to the terms and provisions of this Agreement and the signature of such independent legal counsel appears below for the sole purpose of evidencing his review of this Agreement and the rendering of such advice.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:                                      COUNSEL FOR COMPANY:

Ham Marine, Inc.

-----------------------------                 ------------------------------
J. L. Holloway, President                     David Mockbee
EMPLOYEE:


-----------------------------
James A. Lowe, III